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                                                                      EXHIBIT 21

COMPANY NAME                                             JURISDICTION
------------                                             ------------

1.       "A" Company Orthodontics                        Delaware
2.       Alexon-Tend, Inc.                               Wisconsin
3.       Allesee Orthodontic Appliances, Inc.            Wisconsin
4.       Applied Biotech, Inc.                           California
5.       Barnstead Thermolyne Corporation                Delaware
6.       belle de st. claire, inc.                       Wisconsin
7.       CASCO-NERL Diagnostics Corporation              Wisconsin
8.       Chase Scientific Glass, Inc.                    Wisconsin
9.       Diagnostics Reagents, Inc.                      California
10.      Electrothermal Engineering Ltd.                 England
11.      Erie Electroverre SA                            Switzerland
12       Erie Scientific Company                         Delaware
13.      Erie Scientific Company of Puerto Rico          Delaware
14.      Erie Scientific Hungary Kft.                    Hungary
15.      Erie-Watala Glass Company Limited               Hong Kong
16.      Ever Ready Thermometer Co., Inc.                Wisconsin
17.      Gerhard Menzel Glasbearbeitungswerk
                  GmbH & Co. KG                          Germany
18.      Kerr Australia Pty. Ltd.                        Australia
19.      Kerr Corporation                                Delaware
20.      Kerr GmbH                                       Germany
21.      Kerr Italia S.p.A.                              Italy
22.      Kerr UK Limited                                 England
23.      Lab-Line Instruments, Inc.                      Delaware
24.      Maquiladora Aci-Mex, SA de CV                   Mexico
25.      Metrex Research Corporation                     Wisconsin
26.      Nalge (Europe) Limited                          England
27.      Nalge Nunc International Corporation            Delaware
28.      Nalge Nunc International K.K.                   Japan
29.      Nalge Process Technologies Group, Inc.          Wisconsin
30.      National Scientific Company                     Wisconsin
31.      The Naugatuck Glass Company                     Connecticut
32.      Nunc A/S                                        Denmark
33.      Nunc GmbH & Co. KG                              Germany
34.      Ormco Corporation                               Delaware
35.      Ormco Europe BV                                 The Netherlands
36.      Ormco BV                                        The Netherlands
37.      Ormco de Mexico SA de CV                        Mexico
38.      Ormco Pty. Ltd.                                 Australia
39.      Ormodent SA                                     France
40.      Ormex SA de CV                                  Mexico
41.      Owl Separation Systems, Inc.                    Wisconsin
42.      Pinnacle Products, Inc.                         Wisconsin
43.      Remel Inc.                                      Wisconsin

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COMPANY NAME                                             JURISDICTION
------------                                             ------------

44.      Richard-Allan Scientific Company                Wisconsin
45.      Samco Scientific Corporation                    Delaware
46.      Scherf Prazision Europa GmbH                    Germany
47.      SDS de Mexico SA de CV                          Mexico
48.      Summit Biotechnology, Inc.                      Wisconsin
49.      Sybron Canada Limited                           Canada
50.      Sybron Dental Specialties, Inc.                 Delaware
51.      Sybron Dental Specialties Japan, Inc.           Japan
52.      Sybron Laboratory Products Corporation          Delaware